
FUND CODE/NAME:     548/SCUDDER U.S. BOND INDEX FUND-PRMR

                                                                                                     SOCIAL    ACCOUNT
SHARE BALANCE
     ACCOUNT NUMBER     REGISTRATION                           TAX ID NUMBER    DEALER/DLR BRANCH     CODE     PERCENT
OF TOTAL SHRS

0                                                   ***  NO SHAREOWNERS SELECTED ***
0                                TOTAL NUMBER OF ACCOUNTS FOR FUND             :                     202
                                 TOTAL NUMBER OF SHARES FOR FUND               :         13,396,476.6750
FUND CODE/NAME:     558/SCUDDER EAFE EQUITY INDEX FUND-PRMR

                                                                                                     SOCIAL    ACCOUNT
SHARE BALANCE
     ACCOUNT NUMBER     REGISTRATION                           TAX ID NUMBER    DEALER/DLR BRANCH     CODE     PERCENT
OF TOTAL SHRS

            19176-0     CHARLES SCHWAB                          ###-##-####        5323/CSINSTIT       090
7,414,433.7530
                        101 MONTEGOMERY STREET
                        333-8
37.44 %
                        SAN FRANCISCO CA  94104




         51411480-6     DIAMLER CHRYSLER SERP                   ###-##-####        6961/000            050
5,793,663.0650
                        CHRYSLER CORP SERP
                        100 PLAZA ONE MIS 3048
29.26 %
                        JERSEY CITY NJ  07311




0                                TOTAL NUMBER OF ACCOUNTS FOR FUND             :                     272
                                 TOTAL NUMBER OF SHARES FOR FUND               :         19,803,657.0390